CERTIFICATE OF INCORPORATION
                                       OF
                            CSW ENERGY SERVICES, INC.

            The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, certifies:

            FIRST: The name of the corporation is CSW Energy Services, Inc. (hereinafter referred to as the "Corporation").
            SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may he organized under the General Corporation Law of the State of Delaware (hereinafter referred to as the "GCL").
            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1000) shares of common stock, each without par value.
            Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which stockholders of the Corporation are entitled to vote. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of

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Directors,  out of the  assets of the  Corporation  which  are by law  available therefor, dividends payable either in cash, in stock or otherwise.
            FIFTH: The directors shall have power to adopt, amend or repeal By-Laws of the Corporation, except as may otherwise be provided in the By-Laws of the Corporation.
            SIXTH: Elections of directors need not be by written ballot, except as may otherwise be provided in the By-Laws of the Corporation.
            SEVENTH: The name and mailing address of the incorporator is Guilford W. Gaylord, Milbank, Tweed, Hadley and McCloy, one Chase Manhattan Plaza, New York, New York 10005-1413.

            WITNESS my signature this 24th day of September 1997,

                                                /s/ Guilford W. Gaylord
                                                Guilford W. Gaylord
                                                Sole Incorporator

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                  STATEMENT OF ORGANIZATION BY INCORPORATOR
                                       OF
                            CSW ENERGY SERVICES, INC.

            The undersigned sole incorporator of CSW Energy Services, Inc., (hereinafter referred to as the "Corporation"), a Delaware corporation, pursuant to Section 108(c) of the General Corporation Law, makes the following statement and takes the following action to organize said corporation:
            FIRST: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on the 24th day of September
1997.
            SECOND: The By-Laws annexed hereto are hereby adopted as the By-Laws of the Corporation.
            THIRD: The following named persons are hereby elected as the directors of the Corporation to hold office until the first annual meeting of stockholders and until their successors are elected or appointed and have qualified:
                                   Glenn Files
                                Richard H. Bremer
                                  John H. Saenz
                             Thomas V. Shockley III



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            IN WITNESS  WHEREOF,  the undersigned has hereunto set his hand this
24th day of September 1997.


                                                /s/ Guilford W. Gaylord
                                                Guilford W. Gaylord
                                                Sole Incorporator